Exhibit 99.1

Cirrus Logic Reports Fiscal Q3 2009 Financial Results

Announces $20 Million Share Repurchase Program

AUSTIN, Texas--(BUSINESS WIRE)--January 28, 2009--Cirrus Logic Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today announced financial results for the third quarter of fiscal year 2009, which ended Dec. 27, 2008.

Revenue for the quarter was $43.8 million compared to $48.9 million during the third quarter of fiscal year 2008, and $53.3 million in the previous quarter. Gross margin for the quarter was 55 percent, compared to 56 percent for the third quarter of fiscal year 2008 and 56 percent in the previous quarter.

Total GAAP operating expenses for the quarter were approximately $22 million, down sequentially from $24.2 million in the second quarter. GAAP operating expenses in the third quarter included stock-based compensation and acquisition-related amortization of intangibles charges of approximately $1.6 million.

Income from operations on a GAAP basis was $2.1 million, representing an operating margin of 5 percent. Excluding stock-based compensation and acquisition-related amortization of intangibles charges, non-GAAP income from operations was $3.8 million, representing an operating margin of 9 percent.

Cirrus Logic reported third quarter GAAP net income of $2.8 million, or $0.04 per share based on 65.3 million average diluted shares outstanding. Excluding the items noted above, non-GAAP net income was $4.4 million, or $0.07 earnings per share.

Additionally, the company has announced a share repurchase program of up to $20 million. The repurchases will be funded from existing cash and may be effected from time to time depending on general market and economic conditions and in accordance with applicable securities laws.

"Our third quarter financial results reflect the sudden decrease in the bookings rate midway through the quarter as a result of the global economic downturn,” said Jason Rhode, president and chief executive officer, Cirrus Logic. “Despite these difficult global economic conditions, Cirrus Logic remains financially solid with a strong balance sheet, and we continue to have robust design win activity for new products. We believe that continued investment in our strategic growth programs will help drive long-term opportunities for revenue and market-share growth as demonstrated by our successes in portable audio.”

Outlook for Fourth Quarter FY 2009 (ending Mar. 28, 2009):

  Revenue is expected to range between $31 million and $36 million;
  Gross margin is expected to be between 54 percent and 57 percent; and
  Combined R&D and SG&A expenses are expected to range between $22 million and $24 million, which include approximately $2.0 million in share-based compensation and amortization of acquisition-related intangibles expenses.

Conference Call

Cirrus Logic management will hold a conference call to discuss the company’s results for the third quarter of fiscal year 2009, on Jan. 28, 2009, at 5:00 p.m. EST. Those wishing to join should call 303-205-0055 (passcode: Cirrus Logic) at approximately 4:50 p.m. EST. A replay of the conference call will also be available beginning one hour after the completion of the call, until Feb. 4, 2009. To access the recording, call 303-590-3000 (passcode: 11125289#). A live and an archived webcast of the conference call will also be available via the investor section of company’s Web site at www.cirrus.com.

Cirrus Logic, Inc.

Celebrating its 25th year as a leading fabless semiconductor company in 2009, Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided, non-GAAP net earnings, non-GAAP income from operations, non-GAAP operating margin, and non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of fourth quarter fiscal year 2009 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense, and amortization of acquired intangible expenses. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” and “intend,” variations of these types of words and similar expressions are intended to identify these forward-looking statements. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: overall economic pressures and general market and economic conditions; overall conditions in the semiconductor market; the level of orders and shipments during the fourth quarter of fiscal year 2009, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; the loss of a key customer; pricing pressures; and the risk factors listed in our Form 10-K for the year ended March 29, 2008, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Quarter Ended

	Dec. 27,	Sep. 27,	Dec. 29,
	2008	2008	2007

Net revenue	$ 43,833	$ 53,278	$ 48,905
Cost of sales	19,755	23,292	21,565
Gross Margin	24,078	29,986	27,340
Gross Margin Percentage	54.9%	56.3%	55.9%

Operating expenses:
Research and development	10,896	10,864	13,194
Selling, general and administrative	11,055	11,597	14,450
Restructuring and other costs	-	-	(1,553)
Provision for litigation fees	-	1,771	-
Total operating expenses	21,951	24,232	26,091

Income from operations	2,127	5,754	1,249

Interest income, net	679	637	2,970
Other income (expense), net	10	(52)	(27)
Income before income taxes	2,816	6,339	4,192
Provision (benefit) for income taxes	66	(16)	10
Net income	$ 2,750	$ 6,355	$ 4,182

Basic income per share:	$ 0.04	$ 0.10	$ 0.05
Diluted income per share:	$ 0.04	$ 0.10	$ 0.05

Basic weighted average common shares outstanding	65,172	64,971	89,068
Diluted weighted average common shares outstanding	65,274	65,317	89,533

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Dec. 27,	Sep. 27,	Dec. 29,
	2008	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$ 28,134	$ 55,566	$ 69,288
Restricted investments	5,755	5,755	5,755
Marketable securities	83,647	48,565	165,619
Accounts receivable, net	15,638	25,556	23,049
Inventories	23,409	28,106	20,030
Other current assets	8,395	7,794	13,974
Total Current Assets	164,978	171,342	297,715

Long-term marketable securities	-	-	11,087
Property and equipment, net	20,063	20,779	19,850
Intangibles, net	24,573	24,559	30,666
Goodwill	6,027	6,194	12,655
Other assets	2,114	2,301	2,239
Total Assets	$ 217,755	$ 225,175	$ 374,212

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 8,295	$ 17,620	$ 18,300
Accrued salaries and benefits	6,183	7,552	6,812
Other accrued liabilities	7,394	8,685	8,144
Deferred income on shipments to distributors	8,038	7,751	5,874
Income taxes payable	(3)	(28)	(13)
Total Current Liabilities	29,907	41,580	39,117

Long-term restructuring accrual	1,011	1,285	1,886
Other long-term obligations	6,912	7,093	9,364

Stockholders' equity:
Capital stock	944,369	942,853	936,093
Accumulated deficit	(764,183)	(766,933)	(611,766)
Accumulated other comprehensive loss	(261)	(703)	(482)
Total Stockholders' Equity	179,925	175,217	323,845
Total Liabilities and Stockholders' Equity	$ 217,755	$ 225,175	$ 374,212

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data and operating margin percent)
(not prepared in accordance with GAAP)

We use these Non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

Quarter Ended

Dec. 27,
2008
Net Income Reconciliation
GAAP net income	$ 2,750
Non-GAAP adjustments:
Stock compensation expense	1,310
Amortization of acquisition intangibles	364
Facility and other related adjustments	(36)

Non-GAAP net income	$ 4,388

EPS Reconciliation
GAAP diluted earnings per share	$ 0.04
Non-GAAP adjustments:
Effect of stock compensation expense	0.02
Effect of amortization of acquisition intangibles	0.01
Effect of facility and other related adjustments	-
Non-GAAP diluted earnings per share	$ 0.07

Operating Income Reconciliation
GAAP Operating Income	$ 2,127
Adjust:
Stock compensation expense	1,310
Amortization of acquisition intangibles	364
Facility and other related adjustments	(36)
Non-GAAP Operating Income	$ 3,765

Operating Margin Reconciliation
GAAP Operating Margin	5%
Adjust:
Stock compensation expense	3%
Amortization of acquisition intangibles	1%
Facility and other related adjustments	0%
Non-GAAP Operating Margin	9%

Operating Expense Reconciliation
GAAP Operating Expenses	$ 21,951
Non-GAAP adjustments:
Less:
Stock compensation expense	1,255
Amortization of acquisition intangibles	364
Facility and other related adjustments	(36)
Non-GAAP Operating Expenses	$ 20,368

CONTACT:
Cirrus Logic, Inc., Austin
Investor Contact:
Thurman K. Case, 512-851-4125
Chief Financial Officer
InvestorRelations@cirrus.com